UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Fortress Net Lease REIT

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56632	92-1937121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

January 31, 2026 NAV Per Share

On February 12, 2026, Fortress Net Lease REIT (the “Company” or “we”) the Company reported net asset value (“NAV”) per share for each outstanding class of common shares of the Company as of January 31, 2026, which is set forth below:

NAV per Share
Class S	$10.3546
Class I	$10.4069
Class F-S	$10.4190
Class F-I	$10.4858
Class D-S	$10.7447
Class E	$10.8100

Net Asset Value

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of trustees. Our total NAV presented in the following tables includes the NAV of our outstanding classes of common shares, which includes Class S, Class I, Class F-S, Class F-I, Class D-S and Class E common shares, as well as the partnership interests (“OP Units”) of FNLR OP LP (the “Operating Partnership”), if any, held by parties other than the Company.

The following table provides a breakdown of the major components of our NAV as of January 31, 2026 (amounts in thousands):

Components of NAV	Amount
Investments in real estate	$2,844,115
Intangible assets	434,797
Cash and cash equivalents	12,493
Restricted cash	46,955
Other assets	73,411
Revolving credit facility	(958,100)
Term loan	(776,522)
Subscriptions received in advance	(45,565)
Distribution payable	(9,231)
Due to affiliate	(5,218)
Other liabilities	(26,944)
Net Asset Value	$1,590,191
Number of outstanding shares/units	150,848

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of January 31, 2026 (amounts in thousands, except per share/unit data):

	Net Asset Value	Number of Outstanding Shares/Units	NAV per Share/Unit as of January 31, 2026
Class S	$10,385	1,003	$10.3546
Class I	152,420	14,646	$10.4069
Class F-S	258,134	24,775	$10.4190
Class F-I	722,447	68,897	$10.4858
Class D-S	403,343	37,539	$10.7447
Class E	27,876	2,579	$10.8100
OP Units(1)	15,586	1,409	$11.0635
Total	$1,590,191	150,848

(1)
Includes the Class A OP Units held by FNLR Management LLC (the “Adviser”) and FNLR SLP LLC (the “Special Limited Partner”) .

The following table provides a breakdown of the major components of our NAV as of December 31, 2025 (amounts in thousands):

Components of NAV	Amount
Investments in real estate	$2,832,738
Intangible assets	429,536
Cash and cash equivalents	3,968
Restricted cash	43,917
Other assets	74,036
Revolving credit facility	(1,010,100)
Term loan	(753,905)
Subscriptions received in advance	(40,227)
Distribution payable	(8,911)
Due to affiliate	(11,789)
Other liabilities	(30,279)
Net Asset Value	$1,528,984
Number of outstanding shares/units	145,999

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of December 31, 2025 (amounts in thousands, except per share/unit data):

	Net Asset Value	Number of Outstanding Shares/Units	NAV per Share/Unit as of December 31, 2025
Class S	$152	15	$10.3382
Class I	132,922	12,842	$10.3505
Class F-S	251,749	24,312	$10.3550
Class F-I	711,068	68,237	$10.4205
Class D-S	400,087	37,528	$10.6611
Class E	27,292	2,544	$10.7261
OP Units(1)	5,714	521	$10.9751
Total	$1,528,984	145,999

(1)
Includes the Class A OP Units held by FNLR Management LLC (the “Adviser”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Net Lease REIT

Dated: February 19, 2026	By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer